PROS Holdings, Inc. Announces Appointment of Michelle H. Benfer to Board of Directors
HOUSTON, November 16, 2023 – PROS Holdings, Inc. (NYSE: PRO), a leading provider of AI-powered SaaS pricing, CPQ, revenue management, and digital offer marketing solutions, today announced the appointment of Michelle H. Benfer to its board of directors effective November 16, 2023. Benfer joins the board as an independent director.
Benfer is a skilled leader with more than 20 years of experience leading and driving successful sales teams at some of the world’s most influential software and media companies. Benfer currently serves as Senior Vice President of Sales for BILL Holdings (NYSE: BILL), a leading financial operations platform for small and midsize businesses (“SMBs”). At BILL she is responsible for leading global Direct Sales. As a champion of SMBs, BILL’s integrated platform helps businesses thrive more efficiently via their payables, receivables and spend and expense management.
Prior to BILL, Benfer served in sales leadership roles for HubSpot (NYSE: HUBS), including most recently as Senior Vice President Sales, The Americas, where she led sales for LATAM, U.S. and Canada regions. Previously, Benfer also served as Global VP Sales at LogMeIn (now GoTo) driving their high-growth products and held various sales roles in several media companies, including AOL, Meredith Corporation, and Condé Nast.

“I am excited to welcome Michelle to the PROS board,” said PROS Non-Executive Chairman of the Board Bill Russell. “Her track record of developing, leading and scaling sales teams will be a great resource for us as PROS continues to grow its business. I look forward to working with her to create even greater long-term value for our shareholders.”

“Michelle is a strong addition to our team, and I am thrilled she is joining us,” said PROS President and CEO Andres Reiner. “Michelle’s experience in growing successful sales teams and driving customer acquisition make her an ideal partner for the PROS team as we aggressively pursue the tremendous market opportunity before us.”

"I am truly honored to join the PROS Board during this time when AI-powered solutions are being embraced by the market,” said Michelle Benfer. “I look forward to working with the team and sharing my experience and knowledge to help the company further drive success and capture additional market share.”

Russell Reynolds advised the company in the Board search process.

About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of AI-powered SaaS pricing, CPQ, revenue management, and digital offer marketing solutions. Our vision is to optimize every shopping and selling experience. With over 30 years of industry expertise and a proven track record of success, PROS helps B2B and B2C companies across the globe, in a variety of industries, including airlines, manufacturing, distribution, and services, drive profitable growth. The PROS Platform leverages AI to provide real-time predictive insights that enable businesses to drive revenue and margin improvements. To learn more about PROS and our innovative SaaS solutions, please visit our website at www.pros.com.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our financial outlook; expectations; ability to achieve future growth and profitability; management's confidence and optimism; positioning; customer successes; demand for our software solutions; pipeline; business expansion; revenue; subscription revenue; ARR; non-GAAP earnings (loss) per share; adjusted EBITDA; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include, among others, risks related to: (a) the macroeconomic environment, (b) the effects of inflation, (c) the impact of the COVID-19 pandemic, (d) cyberattacks, data breaches and breaches of security measures within our products, systems and infrastructure or products, systems and infrastructure of third parties upon whom we rely, (e) increasing business from customers and maintaining subscription renewal rates, (f) managing our growth and profit objectives effectively, (g) disruptions from our third party data center, software, data, and other unrelated service providers, (h) implementing our solutions, (i) cloud operations, (j) intellectual property and third-party software, (k) acquiring and integrating businesses and/or technologies, (l) catastrophic events, (m) operating globally, including economic and commercial disruptions, (n) potential downturns in sales and lengthy sales cycles, (o) software innovation, (p) competition, (q) market acceptance of our software innovations, (r) maintaining our corporate culture, (s) personnel risks including loss of any key employees and competition for talent, (t) expanding and training our direct and indirect sales force, (u) evolving data privacy, cyber security and data localization laws, (v) our debt repayment obligations, (w) the timing of revenue recognition and cash flow from operations, (x) migrating customers to our latest cloud solutions, and (y) returning to profitability. Additional information relating to the risks and uncertainties affecting our business is contained in our filings with the SEC. These forward-looking statements represent our expectations as of the date hereof. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
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PROS Investor Relations
Belinda Overdeput
713-335-5879
ir@pros.com